UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

ARK RESTAURANTS CORP.

(Exact name of registrant as specified in its charter)

Commission file number 0-14030

New York	13-3156768
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

85 Fifth Avenue

New York, NY 10003

(Address of principal executive offices, with zip code)

(212) 206-8800

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert Towers has been appointed President of Ark Restaurants Corp. (the “Company”) by the Company’s Board of Directors effective September 17, 2007 and shall serve in such role at the pleasure of the Company’s Board of Directors. Mr. Towers, age 60, has been employed by the Company since November 1983 and was elected Vice President, Treasurer and a director in March 1987. Mr. Towers became an Executive Vice President and Chief Operating Officer in April 2001. Mr. Towers is also the Executive Vice President, Treasurer and Secretary of each of the Company’s subsidiaries. He will retain the titles of Chief Operating Officer and Treasurer along with his new role. Mr. Towers has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Towers has no family relationships with any of the other directors or executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANT CORP.

By:	/s/ Michael Weinstein
Chief Executive Officer

Date: September 19, 2007